Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-53374, 333-105963 and 333-127025) and S-3 (333-106126, 333-117264, 333-119864, 333-128074, 333-138748, 333-143023 and 333-149030) of Evergreen Solar, Inc. of our report dated February 27, 2007 relating to the financial statements of EverQ GmbH, which appears in the Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers AG
PricewaterhouseCoopers AG
Leipzig, Germany
February 26, 2008